EXHIBIT 21

LIST OF SUBSIDIARIES

Name	Jurisdiction
Cirrus System, LLC	Delaware

MasterCard Europe sprl	Belgium

European Payment Systems Services sprl	Belgium

euro travellers cheque International S.A.	Belgium

EUROCARD U.S.A., Inc.	New Jersey

Eurocard Limited	England

MasterCard International Incorporated	Delaware

MasterCard Advisors, LLC	Delaware

MasterCard A/P Payment Services, Inc.	Delaware

MasterCard Asia/Pacific Pte Ltd.	Singapore

MasterCard Asia/Pacific (Australia) Pty. Ltd.	Australia

MasterCard Asia/Pacific (Hong Kong) Limited	Hong Kong

MasterCard Australia Ltd.	Delaware

MasterCard Brasil S/C Ltda.	Brazil

MasterCard Brasil Soluções de Pagamento Ltda.	Brazil

MasterCard Canada, Inc.	Delaware

MasterCard Cardholder Solutions, Inc.	Delaware

MasterCard Chip Standards Holdings, Inc.	Delaware

MasterCard Colombia, Inc.	Delaware

MasterCard EMEA, Inc.	Delaware

MasterCard/Europay U.K. Limited	England

MasterCard Financing Solutions, LLC	Delaware

MasterCard Foreign Sales Corporation	Barbados

Name	Jurisdiction
MasterCard Global Holding LLC	Delaware

MasterCard Global Promotions & Sponsorships Annex, Inc.	Delaware

MasterCard Holding Incorporated	Delaware

MasterCard Hong Kong Ltd.	Delaware

MasterCard (India) Private Limited	India

MasterCard International Far East Ltd.	Delaware

MasterCard International Global Maatschap	Belgium

MasterCard International Holding LLC	Delaware

MasterCard International Japan Inc.	Delaware

MasterCard International Korea Ltd.	Korea

MasterCard International Philippines, Inc.	Delaware

MasterCard International, LLC	Delaware

MasterCard International Services, Inc.	Delaware

MasterCard Korea Ltd.	Delaware

MasterCard Mercosur, Inc.	Delaware

MasterCard Middle East, Inc.	Delaware

MasterCard Netherlands B.V.	The Netherlands

MasterCard Originator SPC, Inc.	Delaware

MasterCard Peru, Inc.	Delaware

MasterCard Services SPC, Inc.	Delaware

MasterCard Singapore Ltd.	Delaware

MasterCard Southern Africa, Inc.	Delaware

MasterCard Taiwan Ltd.	Delaware

MasterCard Travelers Cheque, Inc.	Delaware

MasterCard UK, Inc.	Delaware

Name	Jurisdiction
MasterCard Uruguay Limitada	Uruguay

MasterCard Venezuela, Inc.	Delaware

MC Indonesia, Inc.	Delaware

Maestro International Incorporated	Delaware

Maestro Asia/Pacific Ltd.	Delaware

Maestro Canada, Inc.	Delaware

Maestro Latin America, Inc.	Delaware

Maestro Middle East/Africa, Inc.	Delaware

Maestro U.S.A., Inc.	Delaware

Mondex International Limited	England

MAOSCO Limited	England

Mondex International Americas, Inc.	New Jersey

Mondex Asia Pte. Ltd.	Singapore

Mondex China Pte. Ltd.	Singapore

Mondex India Pte. Ltd.	Singapore

Mondex International (Australia) Pty. Ltd.	Australia

MasterCard Global Key Centre Limited	England

MXI Management Limited	England

MasterCard UK Inc Pension Trustees Limited	England

MasterCard UK Management Services Limited	England

Bright Skies LLC	Delaware

Clear Skies LLC	Delaware

CSI Holdings Inc.	Missouri

EMVCo, LLC	Delaware

GVP Holding Incorporated	New York

Name	Jurisdiction
GVP Risk Management Insurance Incorporated	New York

JNS Corporation Yugen Kaisha	Japan

MasterCard GTS Holdings Private Ltd.	Mauritius

MasterCard GTS Software Private Limited	India

Mastermanager LLC	Delaware

MasterCard Beneficiary Trust	Delaware

MTS Holdings, Inc.	Delaware

Purchase Street Research, LLC	Delaware

MCA Customer Experience Group, Inc.	Delaware

The Tower Group, Inc.	Massachusetts

Towergroup Europe Limited	England

SET Secure Electronic Transaction LLC	Delaware